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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           February 8, 1995



                             FirstMiss Gold Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Nevada                    0-16484                 64-0748908
   -------------               ----------              -------------
   (State of                   Commission              (IRS Employer
   Incorporation)              File Number)             Identification No.)




  5190 Neil Road, Suite 310, Reno, NV                               89502-6503
- ---------------------------------------                             ----------
(Address of principal executive offices)                            (Zip Code)



                                 (702)827-0211
                        -------------------------------
                        (Registrant's telephone number)
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Item 5.  Other Events

         Effective February 8, 1995, FirstMiss Gold Inc. announced the election of Robert L. Zerga to its board of directors. Zerga has more than 30 years of diverse mining industry experience and has held senior executive positions with major mining companies, most recently as chief executive officer of Independence Mining Company. He also has served as a director of the World Gold Council and the Gold Institute.

         Zerga was elected by unanimous consent of the board of directors following an increase in the size of the board as permitted by the Nevada corporate code and pursuant to the bylaws of FirstMiss Gold. The bylaws provide that the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting (Section 2). Any increase in the authorized number of directors creates a vacancy on the board, which may be filled by vote of a majority of the remaining directors (Section 4). A newly created directorship resulting from an increase in the authorized number of directors shall be apportioned by the board among the three classes of directors so as to maintain such classes as nearly equal as possible (Section 3). The board may take action without a meeting if a written consent is signed by all members of the board (Section 10).

         Further information concerning Mr. Zerga is contained in a press release issued by FirstMiss Gold Inc. on February 23, 1995 (attached as Exhibit 99 hereto), which is incorporated herein by reference.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibit 99          Press Release dated February 23, 1995.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   FIRSTMISS GOLD INC.



                                   By:  /s/ G. W. Thompson
                                        --------------------------------------
                                        G. W. Thompson
                                        President and Chief Executive Officer




Date:  February 28, 1995
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                                 Exhibit Index


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Exhibits
    99        Press Release dated February 23, 1995
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